EXHIBIT 10.56

Agreement

Agreement, made as of April 23,2012 between Medical Care Technologies Inc. (the "Corporation"), and David Lubin, Esq. (the "Consultant").

Whereas, the Corporation wishes to issue the Consultant the number of shares of common stock provided for herein for services previously provided by the Consultant to the Corporation, and the Consultant is willing to accept the shares under the terms and conditions hereinafter provided.

Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

Article I
Engagement

The Corporation agrees and acknowledges that the Consultant has previously provided to the Corporation invaluable services and desires to reward the Consultant with the issuance of 10,000,000 shares of common stock as a retainer to continue representing the Corporation.

Article II
Services

Upon receipt of the compensation provided for herein, the Consultant shall continue to render legal services to the Corporation at his firm's current hourly rates.

The services to be rendered by the Consultant to the Corporation shall under no circumstances include (a) any activities which could be deemed by the Securities and Exchange Commission ("SEC") to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (c) any activities which directly or indirectly promote or maintain a market for the Corporation's securities.

Article III
Compensation

For the services and duties previously rendered and performed by the Consultant and in consideration of the Consultant having entered into this Agreement, the Corporation agrees to issue to the Consultant 10,000,000 shares of common stock of the Corporation ("Shares"). The Corporation shall register the Shares on a S-8 registration statement. The Consultant understands and agrees further that the Shares must be held and may not be transferred until and unless the Shares are registered under the Securities Act of 1933, as amended (the "Act") and the securities laws of any other jurisdiction or an exemption from registration under the Act and such laws is available. The Consultant understands that until an S-8 registration statement is filed and effective by the SEC, legends stating that the Shares have not been registered under the Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares.

Article IV
Assignment

This Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

Article VI
Miscellaneous

Consultant is and shall at all times be an independent contractor with respect to the services that it is rendering to Corporation pursuant to this Agreement and Consultant shall at no times be an affiliate, employee, agent, partner or representative of Corporation and Consultant shall not take any action nor in any way hold itself out as such. At no time shall Consultant have any authority or power to bind the Corporation or to act on behalf of the Corporation in any manner, including without limitation, making any direct or indirect representation or covenant by the Corporation to any third party.    This Agreement shall be governed by. and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

Medical Care Technologies Inc.

By:
Name:	Ning C. Wu

By:
Name:	David Lubin, Esq.